As filed with the Securities and Exchange Commission on May 24, 2016
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
HOLLYFRONTIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1056913 (I.R.S. Employer Identification No.)
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
HollyFrontier Corporation Long-Term Incentive Compensation Plan
(Full title of the plan)

Denise C. McWatters
Senior Vice President and General Counsel
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
(214) 871-3555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
copy to:
Shane M. Tucker
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer   ☒     Accelerated filer   £ Non-accelerated filer   £ Smaller Reporting Company   £

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Shares of Common Stock, $0.01 par value per share	5,000,000 shares (1)	$27.93	$139,650,000	$14,062.75
(1)     Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), that become issuable under the HollyFrontier Corporation Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), pursuant to the antidilution provisions of the Plan.
(2)     Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based on a price of $27.93 per share, which is the average of the high and low trading prices of the Registrant’s Common Stock reported on the New York Stock Exchange on May 19, 2016.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 5,000,000 additional shares of Common Stock of HollyFrontier Corporation, a Delaware corporation (the “Registrant”), that may be issued under the Plan. The contents of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2001 (File No. 333-54612) and November 9, 2012 (File No. 333-184877) are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference in this Registration Statement and will be deemed to be a part hereof:
(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 24, 2016;
(b)    The Registrant’s Quarterly Report on From 10-Q for the quarter ended March 31, 2016, filed on May 4, 2016;
(c)    The Registrant’s Current Reports on Form 8-K filed on February 22, 2016, March 17, 2016, March 22, 2016, April 28, 2016 and May 16, 2016; and
(d)     The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form S-3 filed with the Commission under Section 5 of the Securities Act on May 17, 1995, including any subsequently filed amendments and reports updating such description.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.
  Item 8.    Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of HollyFrontier Corporation, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on July 8, 2011, and incorporated herein by reference.

4.2
Amended and Restated By-Laws of HollyFrontier Corporation, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on February 20, 2014, and incorporated herein by reference.

4.3
HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan), as amended and restated on May 24, 2007, previously filed with the Commission as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-03876) for the fiscal year ended December 31, 2008, and incorporated herein by reference.

4.4
First Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, previously filed with the Commission as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-03876) for the fiscal year ended December 31, 2008, and incorporated herein by reference.

4.5
Second Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on May 18, 2011, and incorporated herein by reference.

4.6
Third Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, previously filed with the Commission as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.7
Fourth Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 1-03876) on May 15, 2015, and incorporated herein by reference.

4.8
Fifth Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 1-03876) on May 16, 2016, and incorporated herein by reference.

4.9
Form of Performance Share Unit Agreement (for 162(m) covered employees), previously filed with the Commission as Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.10
Form of Performance Share Unit Agreement (for non-162(m) covered employees), previously filed with the Commission as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.11
Form of Restricted Stock Agreement (time based vesting), previously filed with the Commission as Exhibit 4.13 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.12
Form of Notice of Grant of Restricted Stock, previously filed with the Commission as Exhibit 4.14 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.15
Form of Restricted Stock Unit Agreement (for non-employee directors), previously filed with the Commission as Exhibit 10.63 of Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2012 (File No. 001-03876), and incorporated herein by reference.

4.16
Form of Notice of Grant of Restricted Stock Units (Non-Employee Director Award) (for non-employee directors), previously filed with the Commission as Exhibit 10.64 of Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2012(File No. 001-03876), and incorporated herein by reference.

5.1*	Opinion of Vinson & Elkins LLP.
23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).
24.1*	Power of Attorney (included on the signature pages hereto).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of May, 2016.

HOLLYFRONTIER CORPORATION

By: /s/ George J. Damiris
George J. Damiris
Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints George J. Damiris acting alone, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael C. Jennings Michael C. Jennings	Executive Chairman	May 24, 2016

/s/ George J. Damiris George J. Damiris	Chief Executive Officer, President and Director (Principal Executive Officer)	May 24, 2016

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2016

/s/ J.W. Gann, Jr. J.W. Gann, Jr.	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 24, 2016

/s/ Douglas Y. Bech Douglas Y. Bech	Director	May 24, 2016

/s/ Leldon E. Echols Leldon E. Echols	Director	May 24, 2016

/s/ R. Kevin Hardage R. Kevin Hardage	Director	May 24, 2016

/s/ Robert J. Kostelnik Robert J. Kostelnik	Director	May 24, 2016

/s/ James H. Lee James H. Lee	Director	May 24, 2016

/s/ Franklin Myers Franklin Myers	Director	May 24, 2016

/s/ Michael E. Rose Michael E. Rose	Director	May 24, 2016

/s/ Tommy A. Valenta Tommy A. Valenta	Director	May 24, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of HollyFrontier Corporation, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on July 8, 2011, and incorporated herein by reference.

4.2
Amended and Restated By-Laws of HollyFrontier Corporation, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on November 21, 2011, and incorporated herein by reference.

4.3
HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan), as amended and restated on May 24, 2007, previously filed with the Commission as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-03876) for the fiscal year ended December 31, 2008, and incorporated herein by reference.

4.4
First Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan), previously filed with the Commission as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-03876) for the fiscal year ended December 31, 2008, and incorporated herein by reference.

4.5
Second Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan) , previously filed with the Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on May 18, 2011, and incorporated herein by reference.

4.6
Third Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, previously filed with the Commission as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.7
Fourth Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, previously filed with the Commission as Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 1-03876) on May 15, 2015, and incorporated herein by reference.

4.8
Fifth Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, previously filed with the Commission as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 1-03876) on May 16, 2016, and incorporated herein by reference.

4.9
Form of Performance Share Unit Agreement (for 162(m) covered employees), previously filed with the Commission as Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.10
Form of Performance Share Unit Agreement (for non-162(m) covered employees), previously filed with the Commission as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.11
Form of Restricted Stock Agreement (time based vesting), previously filed with the Commission as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.12
Form of Notice of Grant of Restricted Stock, previously filed with the Commission as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.15
Form of Restricted Stock Unit Agreement (for non-employee directors), previously filed with the Commission as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

4.16
Form of Notice of Grant of Restricted Stock Units (Non-Employee Director Award) (for non-employee directors), previously filed with the Commission as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-184877) on November 9, 2012, and incorporated herein by reference.

5.1*	Opinion of Vinson & Elkins LLP.
23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).
24.1*	Power of Attorney (included on the signature pages hereto).
*Filed herewith